UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2017, Dr. Abraham Ludomirski, a member of the Board of Directors (the “Board”) of Recro Pharma, Inc. (the “Company”), notified the Company of his intention to resign from the Board effective March 3, 2017. Dr. Ludomirski’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, on March 3, 2017, the Board appointed Bryan M. Reasons as a Class II director to fill the vacancy on the Board. Mr. Reasons will stand for re-election with the other Class II directors at the Company’s 2019 annual meeting of shareholders. The Board has determined that Mr. Reasons is an independent director under the applicable NASDAQ rules. There are no arrangements or understandings between Mr. Reasons and any other person pursuant to which he was selected as a director.

In accordance with the customary compensation arrangements for the Company’s non-employee directors, the Board approved a grant to Mr. Reasons of an option to purchase 20,000 shares of the Company’s common stock under the Recro Pharma, Inc. Amended and Restated Equity Incentive Plan. The stock options have a ten-year term subject to earlier termination and an exercise price equal to $7.63 per share, which was the closing price of the Company’s common stock on the NASDAQ Capital Market on March 3, 2017. The stock options vest annually in equal proportions over a period of three years beginning on March 3, 2017. In accordance with the Company’s non-employee director compensation arrangement, Mr. Reasons will also receive an annual base cash retainer of $40,000 and an annual award of an amount of restricted stock units equal to $70,000, vesting on the first anniversary of the date of grant.

There are no family relationships between Mr. Reasons and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On March 6, 2017, the Company issued a press release announcing the resignation of Dr. Ludomirski from the Board and the appointment of Mr. Reasons as a director. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

99.1	Press release of Recro Pharma, Inc., dated March 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: March 6, 2017

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release of Recro Pharma, Inc., dated March 6, 2017.